UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2012

MERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

     Meritor, Inc. (“Meritor”) held its 2012 Annual Meeting of Shareowners on January 26, 2012. At the meeting, the following matters were voted on and received the specified number of votes in favor, votes withheld or against, abstentions (if applicable) and broker non-votes:

(i) Election of directors: The following individuals were elected to the Board of Directors, with terms expiring at the annual meeting of shareowners in 2015. Voting results were as follows:

Name of Nominee	For	Withheld	Broker Non-Votes
David W. Devonshire	61,771,396	14,701,632	8,922,376
Victoria Jackson Bridges	62,344,283	14,128,745	8,922,376
James E. Marley	62,037,271	14,435,757	8,922,376

(ii) Advisory Vote on Executive Compensation. The compensation of the Company’s named executive officers as disclosed in the proxy statement was approved on an advisory basis. Voting results were as follows:

For	Against	Abstain	Broker Non-Votes
63,003,904	11,901,911	1,567,213	8,922,376

(iii) Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation. Stockholders approved, on an advisory basis, the presentation of an advisory vote on named executive officer compensation every year. Voting results were as follows:

1 Year	2 Years	3 years	Abstain	Broker Non-Votes
69,417,849	103,086	5,722,054	1,230,039	8,922,376

(iv) Appointment of auditors: The shareowners approved the selection of Deloitte & Touche LLP as the company’s auditors. Voting results were as follows:

For	Against	Abstain	Broker Non-Votes
84,613,606	671,026	110,772	0

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.

By:	/s/ Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and General Counsel

Date: January 27, 2012